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                                                                      EXHIBIT 16

July 24, 1998



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 21, 1998 of GeneMedicine, inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



ARTHUR ANDERSEN LLP